PRDO ANNOUNCES 3Q23 RESULTS …PG 1

Exhibit 99.1

PERDOCEO EDUCATION CORPORATION REPORTS THIRD QUARTER AND

YEAR TO DATE 2023 RESULTS

Schaumburg, Ill. (November 2, 2023) – Perdoceo Education Corporation (NASDAQ: PRDO) today reported operating and financial results for the quarter and year to date ended September 30, 2023.

Third Quarter 2023 Results as Compared to Prior Year Quarter

•
Revenue increased 6.8% to $179.9 million, driven by a 23.6% increase at CTU.
•
Operating income increased 46.9% to $43.1 million, while adjusted operating income increased 22.1% to $47.2 million.*
•
Earnings per diluted share were $0.62 as compared to $0.32, while adjusted earnings per diluted share were $0.64 as compared to $0.39.*
•
Total student enrollments at September 30, 2023 decreased by 12.7%. AIUS experienced a 34.2% decrease in total student enrollments while CTU remained relatively flat.
•
Ended the quarter with $603.7 million in cash, cash equivalents, restricted cash and available-for-sale-short-term investments.
•
Board of Directors declared a dividend for the third quarter of $0.11 per share payable on December 15, 2023.

Year to Date 2023 Results as Compared to Prior Year to Date

•
Revenue increased 8.3% to $562.1 million, driven by a 17.1% increase at CTU.
•
Operating income increased 25.7% to $134.5 million, while adjusted operating income increased 18.2% to $155.5 million.*
•
Earnings per diluted share were $1.92 as compared to $1.16, while adjusted earnings per diluted share were $1.83 as compared to $1.32.*

*See GAAP (U.S. generally accepted accounting principles) to non-GAAP reconciliation attached to this press release

"We performed well during the quarter, as we continued to see meaningful improvements in student retention and engagement,” said Andrew Hurst, Chief Executive Officer. “We remain committed to making targeted investments in our student-facing and support processes as well as selected technology enhancements that we believe will drive operational improvements and efficiencies while further enhancing academic outcomes and experiences.”

PRDO ANNOUNCES 3Q23 RESULTS …PG 2

REVENUE

•
For the quarter ended September 30, 2023, revenue of $179.9 million increased 6.8% compared to revenue of $168.4 million for the prior year quarter.
•
For the year to date ended September 30, 2023, revenue of $562.1 million increased 8.3% compared to revenue of $519.1 million for the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Revenue ($ in thousands)	2023	2022	% Change	2023	2022	% Change
CTU	$120,552	$97,562	23.6%	$364,336	$311,171	17.1%
AIUS	59,226	70,582	-16.1%	197,128	207,034	-4.8%
Corporate and Other	145	276	NM	621	858	NM
Total	$179,923	$168,420	6.8%	$562,085	$519,063	8.3%

TOTAL STUDENT ENROLLMENTS

•
As of September 30, 2023, CTU’s total student enrollments decreased 0.4%, while AIUS’ total student enrollments decreased 34.2% as compared to September 30, 2022.

	At September 30,
Total Student Enrollments(1)	2023	2022	% Change
CTU	26,400	26,500	-0.4%
AIUS	10,000	15,200	-34.2%
Total	36,400	41,700	-12.7%

(1)
Total student enrollments do not include learners participating in: a) non-degree seeking and professional development programs, and b) degree seeking, non-Title IV, self-paced programs at the Company's universities.

PRDO ANNOUNCES 3Q23 RESULTS …PG 3

OPERATING INCOME

•
For the quarter ended September 30, 2023, operating income increased by 46.9% to $43.1 million as compared to the prior year quarter.

•
For the year to date ended September 30, 2023, operating income increased by 25.7% to $134.5 million as compared to the prior year to date.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Operating Income ($ in thousands)	2023	2022	% Change	2023	2022	% Change
CTU	$34,491	$31,506	9.5%	$118,632	$107,540	10.3%
AIUS	15,602	9,590	62.7%	44,683	29,846	49.7%
Corporate and Other	(7,020)	(11,772)	NM	(28,812)	(30,423)	NM
Total	$43,073	$29,324	46.9%	$134,503	$106,963	25.7%

ADJUSTED OPERATING INCOME

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant and non-cash items, as a means to understand the performance of its operations. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

•
For the quarter ended September 30, 2023, adjusted operating income of $47.2 million increased 22.1% compared to adjusted operating income of $38.7 million for the prior year quarter.

•
For the year to date ended September 30, 2023, adjusted operating income of $155.5 million increased 18.2% compared to adjusted operating income of $131.5 million for the prior year to date.

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
Adjusted Operating Income ($ in thousands)	2023	2022	2023	2022
Operating income	$43,073	$29,324	$134,503	$106,963
Depreciation and amortization (1)	3,914	5,065	13,438	14,856
Legal fee expense related to certain matters (2)	246	4,294	7,574	9,728
Adjusted Operating Income	$47,233	$38,683	$155,515	$131,547

Increase (Decrease)	22.1%		18.2%

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department of Education (the “Department”) relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

PRDO ANNOUNCES 3Q23 RESULTS …PG 4

NET INCOME AND EARNINGS PER DILUTED SHARE

For the quarter ended September 30, 2023, the Company recorded:

•
Net income of $41.3 million compared to $22.1 million for the prior year quarter.
•
Earnings per diluted share of $0.62 compared to $0.32 for the prior year quarter.
•
Adjusted earnings per diluted share of $0.64 compared to $0.39 for the prior year quarter. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the year to date ended September 30, 2023, the Company recorded:

•
Net income of $130.5 million compared to $79.9 million for the prior year to date.
•
Earnings per diluted share of $1.92 compared to $1.16 for the prior year to date.
•
Adjusted earnings per diluted share of $1.83 compared to $1.32 for the prior year to date. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	2023	2022	2023	2022

Reported Earnings Per Diluted Share	$0.62	$0.32	$1.92	$1.16

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (1)	0.03	0.03	0.09	0.08
Legal fee expense related to certain matters (2)	-	0.06	0.11	0.14
Gain on sale of intangible asset (3)	-	-	(0.32)	-
Tax effect of adjustments (4)	(0.01)	(0.02)	0.03	(0.06)
Adjusted Earnings Per Diluted Share	$0.64	$0.39	$1.83	$1.32

(1)
Amortization relates to definite-lived intangible assets associated with acquisitions.

(2)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

(3)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.

(4)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.

PRDO ANNOUNCES 3Q23 RESULTS …PG 5

DIVIDEND PAYMENT

The board of directors declared a quarterly dividend as part of the Company’s dividend policy of $0.11 per share, which will be paid on December 15, 2023 for holders of record of common stock as of December 1, 2023. Any decision to pay future cash dividends, however, will be made by the board of directors and depend on the Company’s available retained earnings, financial condition and other relevant factors. The Company expects quarterly dividend payments to be an integral part of its balanced capital allocation strategy while also prioritizing investments in organic projects, in particularly technology-related initiatives designed to benefit students and maintaining a strong balance sheet.

BALANCE SHEET AND CASH FLOW

•
For the quarter ended September 30, 2023, net cash provided by operating activities was $32.6 million, compared to net cash provided by operating activities of $52.9 million for the prior year quarter.
•
For the year to date ended September 30, 2023, net cash provided by operating activities was $98.8 million, compared to net cash provided by operating activities of $107.6 million in the prior year to date.
•
As of September 30, 2023 and December 31, 2022, cash, cash equivalents, restricted cash and available-for-sale short-term investments totaled $603.7 million and $518.2 million, respectively.

	For the Quarter Ended September 30,			For the Year to Date Ended September 30,
Selected Cash Flow Items ($ in thousands)	2023	2022	% Change	2023	2022	% Change
Net cash provided by operating activities	$32,613	$52,861	-38.3%	$98,833	$107,640	-8.2%
Capital expenditures	$1,189	$2,340	-49.2%	$4,801	$9,105	-47.3%

PRDO ANNOUNCES 3Q23 RESULTS …PG 6

OUTLOOK

The Company has increased its full year outlook and is also providing the following fourth quarter outlook, subject to the key assumptions identified below. Please see the GAAP to non-GAAP reconciliation for adjusted operating income and adjusted earnings per diluted share attached to this press release for further details.

	Total Company Outlook
	For Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating Income	$11.6M - $14.6M	$22,674	$146.1M - $149.1M	$129,637
Depreciation and amortization	$3.5M	$4,878	$16.9M	19,734
Legal fee expense related to certain matters (1)	$0.4M	$4,869	$8.0M	14,597
Adjusted Operating Income	$15.5M - $18.5M	$32,421	$171.0M - $174.0M	$163,968

Earnings Per Diluted Share	$0.19 - $0.22	$0.23	$2.10 - $2.13	$1.39
Amortization of acquired intangible assets	$0.02	$0.03	$0.11	$0.11
Legal fee expense related to certain matters (1)	$0.01	$0.07	$0.12	$0.21
Gain on sale of intangible asset	-	-	($0.32)	-
Tax effect of adjustments	($0.01)	($0.02)	$0.02	($0.08)
Adjusted Earnings Per Diluted Share	$0.21 - $0.24	$0.31	$2.03 - $2.06	$1.63

(1)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.

Operating income, which is the most directly comparable GAAP measure to adjusted operating income, and earnings per diluted share, which is the most directly comparable GAAP measure to adjusted earnings per diluted share, may not follow the same trends stated in the outlook above because of adjustments made for certain significant and non-cash items. The operating income, adjusted operating income, earnings per share and adjusted earnings per share outlook provided above for 2023 are based on the following key assumptions and factors, among others: (i) prospective student interest in the Company’s programs and trends in student retention and engagement remain consistent with management’s estimates, (ii) no significant impact of new or proposed regulations, including recent Department negotiated rulemaking initiatives, or other adverse changes in the legal or regulatory environment, which may require further operational changes in the way the Company’s academic institutions enroll, support and educate current and prospective students, among other impacts, (iii) no significant operating impacts from the settlements with the U.S. Federal Trade Commission and state attorneys general or other legal or regulatory matters, (iv) the impact from federal student aid initiatives implemented by the current administration remains consistent with management's estimates, (v) earnings per diluted share outlook assumes an effective income tax rate of approximately 23% for both the fourth quarter and full year, and (vi) excludes any future impact from the Company’s stock repurchase program. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current and future circumstances and actions that may be undertaken, actual results could differ materially from these estimates. In addition, decisions the Company makes in the future as it continues to evaluate diverse strategies to enhance stockholder value may impact the outlook provided above.

PRDO ANNOUNCES 3Q23 RESULTS …PG 7

CONFERENCE CALL INFORMATION

Perdoceo Education Corporation will host a conference call on Thursday, November 2, 2023 at 5:30 p.m. Eastern time to discuss third quarter and year to date 2023 results and outlook. Interested parties can access the live webcast of the conference call at www.perdoceoed.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 1-888-210-4659 (domestic) or 1-646-960-0383 (international). Both dial-in numbers will use the access code 3224322. Viewers can also access the conference call by following this link https://events.q4inc.com/attendee/857528249. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.perdoceoed.com in the Investor Relations section of the website.

ABOUT PERDOCEO EDUCATION CORPORATION

Perdoceo’s accredited academic institutions offer a quality postsecondary education primarily online to a diverse student population, along with campus-based and blended learning programs. The Company’s academic institutions – Colorado Technical University (“CTU”) and the American InterContinental University System (“AIUS” or “AIU System”) – provide degree programs from the associate through doctoral level as well as non-degree seeking and professional development programs. Perdoceo’s academic institutions offer students industry-relevant and career-focused academic programs that are designed to meet the educational needs of today’s busy adults. CTU and AIUS continue to show innovation in higher education, advancing personalized learning technologies like their intellipath® learning platform and using data analytics and technology to serve and educate students while enhancing overall learning and academic experiences. Perdoceo is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce. For more information, please visit www.perdoceoed.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “believe,” “will,” “expect,” “continue,” “outlook,” “remain,” “focused on,” “should” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment or interest in our programs; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the 90-10, financial responsibility and administrative capability standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of various versions of “borrower defense to repayment” regulations; the final outcome of various legal challenges to the Department's loan discharge and forgiveness efforts; rulemaking or changing interpretations of existing regulations, guidance or historical practices by the U.S. Department of Education or any state or accreditor and increased focus by Congress and governmental agencies on, or increased negative publicity about, for-profit education institutions; the success of our initiatives to improve student experiences, retention and academic outcomes; our continued eligibility to participate in educational assistance programs for veterans or other military personnel; our ability to pay dividends on our common stock and execute our stock repurchase program; increased competition; the impact of management changes; and changes in the overall U.S. economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the Securities and Exchange Commission.

###

PRDO ANNOUNCES 3Q23 RESULTS …PG 8

CONTACT

Investors:

Alpha IR Group

Davis Snyder or Nick Nelson

(312) 445-2870

PRDO@alpha-ir.com

Or

Media:

Perdoceo Education Corporation

(847) 585-2600

media@perdoceoed.com

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30,	December 31,
	2023	2022
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$165,639	$109,408
Restricted cash	8,476	9,476
Short-term investments	429,617	399,315
Total cash and cash equivalents, restricted cash and short-term investments	603,732	518,199

Student receivables, net	41,279	42,551
Receivables, other	11,991	3,457
Prepaid expenses	10,144	8,411
Inventories	2,183	1,904
Other current assets	261	597
Total current assets	669,590	575,119

NON-CURRENT ASSETS:
Property and equipment, net	23,530	26,038
Right of use asset, net	22,073	26,156
Goodwill	241,162	243,540
Intangible assets, net	39,973	53,564
Student receivables, net	1,174	1,850
Deferred income tax assets, net	23,316	24,613
Other assets	5,216	6,488
TOTAL ASSETS	$1,026,034	$957,368

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Lease liability - operating	$5,761	$6,555
Accounts payable	14,542	13,518
Accrued expenses:
Payroll and related benefits	41,088	40,306
Advertising and marketing costs	5,785	8,977
Income taxes	12,611	7,814
Other	20,753	14,621
Deferred revenue	38,704	71,590
Total current liabilities	139,244	163,381

NON-CURRENT LIABILITIES:
Lease liability - operating	22,867	27,286
Other liabilities	34,264	40,856
Total non-current liabilities	57,131	68,142

STOCKHOLDERS' EQUITY:
Preferred stock	-	-
Common stock	901	894
Additional paid-in capital	691,576	684,183
Accumulated other comprehensive loss	(4,999)	(5,447)
Retained earnings	470,829	347,839
Treasury stock	(328,648)	(301,624)
Total stockholders' equity	829,659	725,845
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,026,034	$957,368

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Quarter Ended September 30,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$178,259	99.1%	$166,437	98.8%
Other	1,664	0.9%	1,983	1.2%
Total revenue	179,923		168,420
OPERATING EXPENSES:
Educational services and facilities	33,502	18.6%	30,149	17.9%
General and administrative	92,054	51.2%	103,882	61.7%
Depreciation and amortization	3,914	2.2%	5,065	3.0%
Asset impairment	7,380	4.1%	-	0.0%
Total operating expenses	136,850	76.1%	139,096	82.6%
Operating income	43,073	23.9%	29,324	17.4%
OTHER INCOME:
Interest income	5,210	2.9%	2,270	1.3%
Interest expense	(97)	-0.1%	(96)	-0.1%
Miscellaneous expense	(98)	-0.1%	(206)	-0.1%
Total other income	5,015	2.8%	1,968	1.2%
PRETAX INCOME	48,088	26.7%	31,292	18.6%
Provision for income taxes	6,781	3.8%	9,225	5.5%

NET INCOME	41,307	23.0%	22,067	13.1%

NET INCOME PER SHARE - BASIC:	$0.63		$0.33

NET INCOME PER SHARE -DILUTED:	$0.62		$0.32

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,634		67,506
Diluted	67,103		68,550

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Quarter Ended September 30,
(In Thousands)	2023		2022
NET INCOME	$41,307		$22,067
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	(31)		(138)
Unrealized gain (loss) on investments	653		(3,005)
Total other comprehensive income (loss)	622		(3,143)
COMPREHENSIVE INCOME	$41,929		$18,924

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and percentages)

	For the Year to Date Ended September 30,
	2023	% of Total Revenue	2022	% of Total Revenue
REVENUE:
Tuition and fees, net	$556,098	98.9%	$513,660	99.0%
Other	5,987	1.1%	5,403	1.0%
Total revenue	562,085		519,063
OPERATING EXPENSES:
Educational services and facilities	100,101	17.8%	85,506	16.5%
General and administrative	305,328	54.3%	311,510	60.0%
Depreciation and amortization	13,438	2.4%	14,856	2.9%
Asset impairment	8,715	1.6%	228	0.0%
Total operating expenses	427,582	76.1%	412,100	79.4%
Operating income	134,503	23.9%	106,963	20.6%
OTHER INCOME:
Interest income	13,559	2.4%	3,697	0.7%
Interest expense	(288)	-0.1%	(298)	-0.1%
Miscellaneous income (expense)	21,970	3.9%	(521)	-0.1%
Total other income	35,241	6.3%	2,878	0.6%
PRETAX INCOME	169,744	30.2%	109,841	21.2%
Provision for income taxes	39,280	7.0%	29,929	5.8%

NET INCOME	130,464	23.2%	79,912	15.4%

NET INCOME PER SHARE - BASIC:	$1.95		$1.17

NET INCOME PER SHARE -DILUTED:	$1.92		$1.16

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	66,758		68,193
Diluted	68,072		69,131

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	For the Year to Date Ended September 30,
(In Thousands)	2023		2022
NET INCOME	$130,464		$79,912
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	(8)		(383)
Unrealized gain (loss) on investments	456		(5,838)
Total other comprehensive income (loss)	448		(6,221)
COMPREHENSIVE INCOME	$130,912		$73,691

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year to Date Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$130,464	$79,912
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairment	8,715	228
Gain on sale of asset	(22,086)	-
Depreciation and amortization expense	13,438	14,856
Bad debt expense	26,519	32,284
Compensation expense related to share-based awards	6,651	6,234
Deferred income taxes	4,249	1,099
Changes in operating assets and liabilities	(69,117)	(26,973)
Net cash provided by operating activities	98,833	107,640

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(205,529)	(410,493)
Sales of available-for-sale investments	179,139	202,927
Purchases of property and equipment	(4,801)	(9,105)
Business acquisition	-	(39,037)
Net cash used in investing activities	(31,191)	(255,708)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	749	916
Purchase of treasury stock	(2,729)	(23,117)
Payments of employee tax associated with stock compensation	(2,209)	(1,612)
Payments of cash dividends	(7,222)	-
Release of cash held in escrow	(1,000)	(3,986)
Net cash used in financing activities	(12,411)	(27,799)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	55,231	(175,867)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of the period	118,884	325,178
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of the period	$174,115	$149,311

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended September 30,
	2023 (1)	2022
REVENUE:
CTU	$120,552	$97,562
AIUS	59,226	70,582
Corporate and Other	145	276
Total	$179,923	$168,420

OPERATING INCOME (LOSS):
CTU	$34,491	$31,506
AIUS	15,602	9,590
Corporate and Other	(7,020)	(11,772)
Total	$43,073	$29,324

OPERATING MARGIN (LOSS):
CTU	28.6%	32.3%
AIUS	26.3%	13.6%
Corporate and Other	NM	NM
Total	23.9%	17.4%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year to Date Ended September 30,
	2023 (1)	2022 (1)
REVENUE:
CTU	$364,336	$311,171
AIUS	197,128	207,034
Corporate and Other	621	858
Total	$562,085	$519,063

OPERATING INCOME (LOSS):
CTU	$118,632	$107,540
AIUS	44,683	29,846
Corporate and Other	(28,812)	(30,423)
Total	$134,503	$106,963

OPERATING MARGIN (LOSS):
CTU	32.6%	34.6%
AIUS	22.7%	14.4%
Corporate and Other	NM	NM
Total	23.9%	20.6%

(1)
Results of operations include an acquisition completed on December 1, 2022 within CTU and an acquisition completed on July 1, 2022 within AIUS.

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands, unless otherwise noted)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
Adjusted Operating Income	2023	2022	2023	2022
Operating income	$43,073	$29,324	$134,503	$106,963
Depreciation and amortization (2)	3,914	5,065	13,438	14,856
Legal fee expense related to certain matters (3)	246	4,294	7,574	9,728
Adjusted Operating Income	$47,233	$38,683	$155,515	$131,547

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Operating income	$11.6M - $14.6M	$22,674	$146.1M - $149.1M	$129,637
Depreciation and amortization (2)	$3.5M	4,878	$16.9M	19,734
Legal fee expense related to certain matters (3)	$0.4M	4,869	$8.0M	14,597
Adjusted Operating Income	$15.5M - $18.5M	$32,421	$171.0M - $174.0M	$163,968

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

	For the Quarter Ended September 30,		For the Year to Date Ended September 30,
	ACTUAL		ACTUAL
	2023	2022	2023	2022
Reported Earnings Per Diluted Share	$0.62	$0.32	$1.92	$1.16

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	0.03	0.03	0.09	0.08
Legal fee expense related to certain matters (3)	-	0.06	0.11	0.14
Gain on sale of intangible asset (4)	-	-	(0.32)	-
Total pre-tax adjustments	$0.03	$0.09	$(0.12)	$0.22
Tax effect of adjustments (5)	(0.01)	(0.02)	0.03	(0.06)
Total adjustments after tax	0.02	0.07	(0.09)	0.16
Adjusted Earnings Per Diluted Share	$0.64	$0.39	$1.83	$1.32

	For the Quarter Ending December 31,		For the Year Ending December 31,
	OUTLOOK	ACTUAL	OUTLOOK	ACTUAL
	2023	2022	2023	2022
Reported Earnings Per Diluted Share	$0.19 - $0.22	$0.23	$2.10 - $2.13	$1.39

Pre-tax adjustments included in operating expenses:
Amortization for acquired intangible assets (2)	$0.02	0.03	$0.11	0.11
Legal fee expense related to certain matters (3)	$0.01	0.07	$0.12	0.21
Gain on sale of intangible asset (4)	-	-	($0.32)	-
Total pre-tax adjustments	$0.03	$0.10	($0.09)	$0.32
Tax effect of adjustments (5)	($0.01)	(0.02)	$0.02	(0.08)
Total adjustments after tax	$0.02	0.08	($0.07)	0.24
Adjusted Earnings Per Diluted Share	$0.21 - $0.24	$0.31	$2.03 - $2.06	$1.63

PERDOCEO EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1) (cont’d)

(1)
The Company believes it is useful to present non-GAAP financial measures which exclude certain significant and non-cash items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance.

The Company believes adjusted operating income and adjusted earnings per diluted share allow it to analyze and assess its operations and compare current operating results with the operational performance of other companies in its industry because it does not give effect to potential differences caused by items it does not consider reflective of underlying operating performance, such as amortization for acquired intangible assets, significant legal settlements and legal fee expense related to certain matters. The Company believes the items it is adjusting for are not normal operating expenses necessary to run its business. In evaluating adjusted operating income and adjusted earnings per diluted share, investors should be aware that in the future the Company may incur expenses similar to the adjustments presented above. The presentation of adjusted operating income and adjusted earnings per diluted share should not be construed as an inference that the Company's future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted operating income and adjusted earnings per diluted share have limitations as an analytical tool, and should not be considered in isolation, or as a substitute for net income, operating income, earnings per diluted share, or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

Results of operations include the Coding Dojo acquisition as of December 1, 2022 and the CalSouthern acquisition as of July 1, 2022.

(2)
Amortization for acquired intangible assets relate to definite-lived intangible assets associated with acquisitions.
(3)
Legal fee expense associated with (i) responses to the Department relating to borrower defense to repayment applications from former students, and (ii) acquisition efforts.
(4)
Non-cash gain associated with the sale of the LCB tradename in exchange for outstanding shares of Perdoceo's stock.
(5)
The tax effect of adjustments was calculated by multiplying the pre-tax adjustments with a tax rate of 25.0%. This tax rate is intended to reflect federal and state taxable jurisdictions as well as the nature of the adjustments.